Exhibit 99.1


FOR IMMEDIATE RELEASE:


                        WELLSFORD REAL PROPERTIES, INC.
                FIRST QUARTER 2003 RESULTS DRIVEN BY ASSET SALES


     NEW YORK, May 7, 2003--Wellsford Real Properties, Inc. (AMEX: "WRP") reported first quarter 2003 revenues of $6,954,748, and net income of $832,539 or $0.13 per basic and diluted share. For the comparable quarter in 2002, WRP reported revenues of $6,990,948 and a net loss of $(1,076,414) or $(0.17) per basic and diluted share.

First Quarter 2003 and Subsequent Activities


Wellsford/Whitehall

     At   March   31,   2003,   WRP  had  a   32.59%   ownership   interest   in
Wellsford/Whitehall, a private joint venture that owns and operates 28 properties (including 19 office properties, five retail properties and four land parcels) aggregating approximately 2,892,000 square feet of improvements.

     Wellsford/Whitehall sold eight properties during the three months ended March 31, 2003 for gross proceeds of approximately $140,500,000 including a portfolio of six office properties aggregating 956,000 square feet to a single purchaser and, in separate transactions, one retail property of 10,000 square feet and a 16,000 square foot office building. The net effect of these sales to WRP's results was pre-tax income of approximately $2,100,000 and after-tax income of $1,250,000.

     Wellsford/Whitehall   had  total  assets  of   $431,597,000   and  debt  of
$237,855,000 at March 31, 2003. At December 31, 2002, total assets and debt were $557,319,000 and $368,359,000, respectively.

     The  portfolio  occupancy  was 73% at March 31,  2003 based upon  2,346,000
gross  leasable  square  feet  (approximately   546,000  square  feet  is  under
renovation).


Wellsford Development

     During the first quarter of 2003, WRP sold five condominium units at the Silver Mesa phase of Palomino Park. Gross proceeds from these sales were $1,196,000, of which $990,000 was applied to principal repayments on the related loan. WRP sold nine units for gross proceeds of $2,079,000 in the comparable 2002 period. Through March 31, 2003, 158 units have been sold and 106 units remain to be sold.

     The Blue Ridge, Red Canyon and Green River phases of Palomino Park were 93% occupied at March 31, 2003. In order to maintain occupancy at this level, WRP continued to offer concessions on all new and renewal leases.

     In February 2003, WRP obtained a $40,000,000 permanent loan secured by the Green River phase of Palomino Park. The loan matures in March 2013 and bears interest at a fixed rate of 5.45% per annum and amortizes based on a 30-year schedule. Proceeds were used to repay maturing construction debt of approximately $37,107,000, with excess proceeds available for working capital purposes.

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Wellsford Capital

     Second Holding, a special purpose finance company in which WRP has an approximate 51% equity interest, purchased (net of repayments and releases of escrow reserves) approximately $4,800,000 of investments in real estate and other asset-backed securities for a total investment balance of $1,790,532,000 at March 31, 2003. At March 31, 2003, approximately 92% of the investments were rated AAA or AA by Standard & Poor's and no investments were rated lower than A-.

Corporate

     During the quarter ended March 31, 2003, WRP's Board of Directors adopted an amended charter for the Audit Committee and adopted initial charters for the Compensation Committee, Nominating Committee and the Governance Committee. Copies of these charters are available on WRP's website (www.wellsford.com).

     Commenting on the activities of the first quarter, Jeffrey H. Lynford, Chairman of the Board, stated, "Our cash position strengthened $3.4 million during the quarter to $42 million or $6.51 per share (approximately one quarter of our $27.53 book value per share), primarily from excess proceeds on the Green River financing activity. Most of the proceeds from asset sales by Wellsford/Whitehall were retained to reduce venture debt by approximately $130 million.

     Although the first quarter of 2003 produced reportable income for the first time in six quarters, this result was driven substantially by the sales of office properties. Marketing of many of the properties sold commenced a year ago. Given the time requirements to negotiate transactions and the state of the sub-markets in which our properties are located, meaningful sales for the remainder of 2003 are unlikely."

     This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the "Risk Factors" section of the Company's registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission ("SEC") on December 14, 2001, as may be amended, which is incorporated herein by reference: general and local economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; ability to find suitable investments; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; ability to comply with zoning and other laws; vacancies at commercial and multifamily properties; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; uncertainties pertaining to debt investments, including, but not limited to the WTC Certificates, including scheduled interest payments, the ultimate repayment of principal, adequate insurance coverages, the ability of insurers to pay claims and effects of changes in ratings from rating agencies; risks of subordinate loans; risks of leverage; risks associated with equity investments in and with third parties; availability and cost of financing; interest rate risks; demand by prospective buyers of condominium and commercial properties; inability to realize gains from the real estate assets held for sale; lower than anticipated sales prices; inability to close on sales of properties under contract; illiquidity of real estate investments; environmental risks; and other risks listed from time to time in the Company's reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:    Mark P. Cantaluppi
                  Wellsford Real Properties, Inc.
                  Vice President, Chief Accounting Officer & Director of
                  Investor Relations
                  (212) 838-3400

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

                        Wellsford Real Properties, Inc.
                              Financial Highlights

                                               For the Three Months Ended
Consolidated Statements of Operations                   March 31,
-------------------------------------          --------------------------
                                                   2003           2002
                                               ------------    ----------
                                                        (unaudited)

REVENUES
   Rental revenue.............................$  4,235,307    $  3,727,216
   Revenue from sales of residential units....   1,196,000       2,078,585
   Interest revenue...........................     958,043       1,068,167
   Fee revenue................................     565,398         116,980
                                               -----------    ------------
      Total revenues..........................   6,954,748       6,990,948
                                               -----------    ------------

COSTS AND EXPENSES
   Cost of sales of residential units.........   1,054,754       1,905,560
   Property operating and maintenance.........   1,111,092       1,310,278
   Real estate taxes..........................     378,156         364,330
   Depreciation and amortization..............   2,283,391       1,260,805
   Property management........................      86,269         131,709
   Interest...................................   1,585,087       1,493,736
   General and administrative.................   1,510,203       1,673,663
                                               -----------    ------------
      Total costs and expenses................   8,008,952       8,140,081
                                               -----------    ------------

   Income from joint ventures.................   3,125,472         420,203
                                               -----------    ------------

   Income (loss) before minority interest,
   income taxes and accrued distributions
   and amortization of costs on Convertible
   Trust Preferred Securities.................   2,071,268       (728,930)

   Minority interest (expense) benefit........     (5,775)          45,470
                                               -----------    ------------

   Income (loss) before income taxes and
   accrued distributions and amortization
   of costs on Convertible Trust Preferred
   Securities.................................   2,065,493       (683,460)

   Income tax expense (benefit)...............     888,000        (27,000)
                                               -----------    ------------

   Income (loss) before accrued distributions
   and amortization of costs on Convertible
   Trust Preferred Securities.................   1,177,493       (656,460)

   Accrued distributions and amortization of
   costs on Convertible Trust Preferred
   Securities, net of income tax benefit
   $180,000 and of $105,000...................     344,954         419,954
                                               -----------    ------------

   Net income (loss)..........................$    832,539   $ (1,076,414)
                                              ============   =============

   Net income (loss) per common share,
   basic......................................$       0.13   $      (0.17)
                                              ============   =============

   Net income (loss) per common share,
   diluted....................................$       0.13   $      (0.17)
                                              ============   =============

   Weighted average number of common shares
   outstanding, basic.........................   6,452,092       6,409,248
                                                 =========       =========

   Weighted average number of common shares
   outstanding, diluted.......................   6,452,691       6,409,248
                                                 =========       =========

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

                        Wellsford Real Properties, Inc.
                              Financial Highlights
                                  (continued)


Summary of Consolidated Balance Sheet Data      March 31,        December 31,
------------------------------------------        2003               2002
                                               -----------       ------------
                                               (unaudited)        (audited)


Real estate, net...........................  $  147,822,868     $  149,869,270
Notes receivable...........................  $   28,096,000     $   28,612,000
Investment in joint ventures...............  $   95,512,638     $   94,180,991
Cash and cash equivalents..................  $   41,975,719     $   38,644,315
Total assets...............................  $  334,267,046     $  332,775,043
Mortgage notes payable.....................  $  113,877,645     $  112,232,830
Convertible Trust Preferred Securities.....  $   25,000,000     $   25,000,000
Total shareholders' equity.................  $  177,641,155     $  176,567,297
Other information:
  Common shares outstanding................       6,452,092          6,450,586
  Book value per share (unaudited).........  $        27.53     $        27.37
  Enterprise assets (unaudited)............  $2,640,340,000     $2,646,437,000


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